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                                                                    EXHIBIT 21.1


                                 MEDIRISK, INC.


                              LIST OF SUBSIDIARIES




                                                                        STATE OF
NAME OF SUBSIDIARY                                                 INCORPORATION
------------------                                                 -------------
Medirisk of Illinois, Inc. (formerly known as Indiana                 Indiana
Formations in Health Care, Inc.)

Medirisk of Missouri, Inc. (formerly known as                         Missouri
PracticeMatch, Inc.)

CIVS, Inc.                                                            Maryland

CareData Reports, Inc.                                                New York

Medsource, Inc.                                                      Minnesota

Healthdemographics, Inc.                                              Delaware

Sweetwater Health Enterprises, Inc.                                    Texas

Successful Solutions, Inc.                                            Delaware